                                                                  Exhibit 4.1(c)


                              AMENDED AND RESTATED

                     COLLATERAL TRUST AND SECURITY AGREEMENT


                            DATED AS OF JULY 15, 1997


                                     BETWEEN


                             SOUTHERN PERU LIMITED,
                                     ISSUER

                                       AND

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                               COLLATERAL TRUSTEE
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                                TABLE OF CONTENTS

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                                    ARTICLE 1
                                   DEFINITIONS


                                    ARTICLE 2
                               SECURITY INTERESTS

SECTION 2.01.  Grant of Security Interest.......................................    14
SECTION 2.02.  Excluded Export Receivables......................................    15
SECTION 2.03.  Preservation of Rights; Shared Security Interest.................    16
SECTION 2.04.  Additional Percentage Interest...................................    17

                                    ARTICLE 3
                                    ACCOUNTS

SECTION 3.01.  Proceeds of Export Receivables...................................    18
SECTION 3.02.  Collection Account...............................................    19
SECTION 3.03.  Supplemental Agreements for Additional Secured Obligations.......    20
SECTION 3.04.  Determination of Series Total Collateral Percentage, Credit
         Facility Total Collateral Percentage and Designated Total Collateral
         Percentage.............................................................    20
SECTION 3.05.  Designation of Secured Letters of Credit and Secured Hedge
         Agreements; Supplemental Agreements for Subordinated Secured
         Obligations............................................................    21

                                    ARTICLE 4
                                   PERFECTION

SECTION 4.01.  Delivery and Other Perfection....................................    23
SECTION 4.02.  Other Financing Statements and Liens.............................    24
SECTION 4.03.  Representations and Warranties...................................    24
SECTION 4.04.  Issuer Remains Liable............................................    25
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                                    ARTICLE 5
                                    REMEDIES

SECTION 5.01.  Notices of Default; Remedies Subject to Intercreditor
         Arrangements and Issuer's Interest in the Collateral...................    25
SECTION 5.02.  General Authority of the Collateral Trustee over the Collateral..    26
SECTION 5.03.  Remedies Generally; Right to Initiate Judicial Proceedings.......    27
SECTION 5.04.  Right to Appoint a Receiver......................................    28
SECTION 5.05.  Waiver and Estoppel..............................................    28
SECTION 5.06.  Limitation on Collateral Trustee's Duty in Respect of Collateral.    29
SECTION 5.07.  Payments.........................................................    29
SECTION 5.08.  Stamp and Other Similar Taxes....................................    29
SECTION 5.09.  Filing Fees, Excise Taxes, Etc...................................    29
SECTION 5.10.  Indemnification..................................................    29
SECTION 5.11.  Deficiency.......................................................    30
SECTION 5.12.  Removals, Etc....................................................    30
SECTION 5.13.  Termination......................................................    30
SECTION 5.14.  Further Assurances...............................................    30

                                    ARTICLE 6
                           INTERCREDITOR ARRANGEMENTS

SECTION 6.01.  Limitations Concerning Collateral................................    31
SECTION 6.02.  Exercise of Powers; Instructions of Required Secured Parties.....    31
SECTION 6.03.  Subordination....................................................    32

                                    ARTICLE 7
                             THE COLLATERAL TRUSTEE

SECTION 7.01.  Acceptance of Trust..............................................    33
SECTION 7.02.  Exculpatory Provisions...........................................    33
SECTION 7.03.  Delegation of Duties.............................................    34
SECTION 7.04.  Reliance by Collateral Trustee...................................    34
SECTION 7.05.  Limitations on Duties of Collateral Trustee......................    35
SECTION 7.06.  Moneys to Be Held in Trust.......................................    36
SECTION 7.07.  Resignation and Removal of the Collateral Trustee................    36
SECTION 7.08.  Status of Successor Collateral Trustee...........................    38
SECTION 7.09.  Merger of the Collateral Trustee.................................    38
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SECTION 7.10.  Treatment of Payee or Indorsee by Collateral Trustee;
         Representatives of Secured Parties.....................................    38
SECTION 7.11.  Reports by Collateral Trustee....................................    38

                                    ARTICLE 8
                                  MISCELLANEOUS

SECTION 8.01.  No Waiver........................................................    39
SECTION 8.02.  Notices..........................................................    39
SECTION 8.03.  Expenses.........................................................    40
SECTION 8.04.  Amendments, Etc..................................................    40
SECTION 8.05.  Successors and Assigns...........................................    41
SECTION 8.06.  Captions.........................................................    41
SECTION 8.07.  Counterparts.....................................................    41
SECTION 8.08.  Governing Law....................................................    42
SECTION 8.09.  Agents and Attorneys-in-Fact.....................................    42
SECTION 8.10.  Severability.....................................................    42
SECTION 8.11.  Jurisdiction and Process.........................................    42
SECTION 8.12.  Secured Parties Bound............................................    43
SECTION 8.13.  Effectiveness....................................................    43
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                                      iii

                              AMENDED AND RESTATED
                     COLLATERAL TRUST AND SECURITY AGREEMENT

         AMENDED AND RESTATED COLLATERAL TRUST AND SECURITY AGREEMENT dated as of July 15, 1997 between SOUTHERN PERU LIMITED, a Delaware corporation (together with its successors and assigns, the "Issuer"), and DEUTSCHE BANK AG, NEW YORK BRANCH, as collateral trustee for the Secured Parties (as hereinafter defined) (together with its successors in such capacity the "Collateral Trustee").

         The Issuer is a party to the Credit and Guarantee Agreement, dated as of March 31, 1997 (as amended, refinanced or replaced from time to time, the "Credit Facility Agreement"), among Southern Peru Copper Corporation, a Delaware corporation, as Guarantor ("together with its successors and assigns, SPCC"), the Issuer, the several banks and other financial institutions from time to time parties thereto (collectively, the "Credit Facility Lenders"), Morgan Guaranty Trust Company of New York, as Administrative Agent for the Lenders (together with its successors, in such capacity, the "Administrative Agent"), The Chase Manhattan Bank, as Documentation Agent for the Lenders (in such capacity, the "Documentation Agent"), Citicorp Securities, Inc., as Syndication Agent (in such capacity, the "Syndication Agent"), and Deutsche Bank AG, New York Branch, as Security and Collateral Agent for the Lenders (together with its successors, in such capacity, the "Collateral Agent"; together with the Administrative Agent, the Documentation Agent and the Syndication Agent, the "Credit Facility Agents").

         The Issuer is a party to an Indenture, dated as of May 30, 1997, among the Issuer, SPCC and Citibank, N.A., as Trustee (the "Original Indenture") establishing the Issuer's Secured Export Note Program (the "Program") under which the Issuer may issue up to an aggregate amount of $750,000,000 of Secured Export Notes (the "SENS").

         The Issuer may also issue or incur Additional Secured Obligations (as hereinafter defined) as contemplated by this Collateral Trust and Security Agreement.

         To induce the Indenture Trustee (as hereinafter defined) to enter into the Indenture and to induce the Noteholders (as hereinafter defined) to purchase the SENS issued pursuant to the Indenture, and the Credit Facility Lenders to make loans under the Credit Facility Agreement, and the holders of Additional Secured Obligations to purchase (or make loans in respect of) such Additional Secured Obligations and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer has agreed to pledge and grant a security interest in the Export Contracts, the Export Receivables, the Proceeds of the Export Contracts and Export Receivables and the

Collection Account (as hereinafter defined) as security for the Credit Facility Secured Obligations, the SENS Secured Obligations, and the Additional Secured Obligations (as hereinafter defined), if any. Accordingly, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

                  "Accounts" means the Collection Account, the Series Collateral Account for each Series of SENS, the Credit Facility Collateral Account, and any other applicable account established in connection with the issuance of any Senior Secured Obligations.

                  "Additional Percentage" means, for any date with respect to any Secured Parties, such additional percentage interest (in excess of such Secured Parties' Basic Percentage) in the Collateral as may be designated by the Issuer for the benefit of such Secured Parties in accordance with Section 2.04 hereof.

                  "Additional Secured Obligations" means any debt issued by the Issuer or loan made to the Issuer, after the date hereof but prior to the termination of this Agreement, secured by a security interest in the Collateral pursuant to Section 3.03 hereof; provided that the SENS Secured Obligations and Credit Facility Secured Obligations may not be designated as "Additional Secured Obligations" pursuant to this Agreement.

                  "Affiliate" means, with respect to the Issuer, any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Issuer.

                  "Agreement" means this Amended and Restated Collateral Trust and Security Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Attributable Principal Amount" means, with respect to any Additional Secured Obligations, the product of (a) the Designated Total Collateral Percentage for such Additional Secured Obligations times (b) the Program Amount then in effect.

                  "Basic Percentage" means, at any time with respect to any Secured Parties, (a) if such Secured Parties are the holders of any Series of SENS and the Indenture Trustee, the Series Basic Collateral Percentage for such Series at such time, (b) if such Secured Parties are the Credit Facility Lenders and Credit Facility Agents, the Credit Facility Basic Collateral Percentage at such time and (c) if such Secured Parties are the holders of Additional Secured Obligations, the Designated Basic Collateral Percentage for such Additional Secured Obligations at such time.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Collateral" shall have the meaning set forth in Section 2.01 hereof.

                  "Collection Account" shall have the meaning set forth in
         Section 3.02 hereof.

                  "Collections" means all collections and other Proceeds received in respect of Export Contracts and Export Receivables (including as a result of the exercise of any remedies hereunder).

                  "Commitment Termination Date" means March 31, 2001 or such other date on which all commitments under the Credit Facility Agreement shall terminate as provided therein.

                  "Copper" means anode copper, blister copper, cathodes, copper concentrates, and electrolytic and electrowon cathodes.

                  "Credit Facility" means the credit facilities provided pursuant to the Credit Facility Agreement.

                  "Credit Facility Basic Collateral Percentage" means, at any time, the percentage equivalent of a fraction, the numerator of which shall be the aggregate principal amount of loans outstanding under the Credit Facility at such time and the denominator of which shall be the Program Amount then in effect; provided that, from the Commitment Termination Date until the payment in full of all Credit Facility Secured Obligations, the numerator of such fraction shall be (a) the aggregate principal amount of loans outstanding under the Credit Facility Agreement on the Commitment Termination Date minus (b) the aggregate principal amount of such loans that have been permanently optionally prepaid or permanently mandatorily prepaid as a result of the issuance of SENS or Additional Secured Obligations (to the extent that the sum of the aggregate principal amount so prepaid plus the aggregate principal amount of all scheduled principal payments (after giving effect to any reduction in such scheduled payments as a result of such prepayment) made prior to such time exceeds the aggregate principal payments originally scheduled to have been made by such time) subsequent to the Commitment Termination Date.

                  "Credit Facility Secured Obligations" shall mean the collective reference to the unpaid principal of and interest on the loans under the Credit Facility Agreement and all other obligations and liabilities of the Issuer (including, without limitation, interest accruing at the then applicable rate provided in the Credit Facility Agreement after the maturity of such loans and interest accruing at the then applicable rate provided in the Credit Facility Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent, the Collateral Agent, any other Credit Facility Agent or any Credit Facility Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Facility Agreement, the other Loan Documents (as defined in the Credit Facility Agreement) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Agent or any other Credit Facility Agent or to the Credit Facility Lenders that are required to be paid by the Issuer pursuant to the terms of any of the foregoing agreements).

                  "Credit Facility Total Collateral Percentage" means, at any time, the percentage interest in the Collateral of the Credit Facility Lenders, which shall be equal to the Credit Facility Basic Collateral Percentage at such time plus the Additional Percentage applicable to the Credit Facility, if any, at such time.

                  "Designated Basic Collateral Percentage" means, with respect to any Additional Secured Obligations, the percentage interest in the Collateral of the holders of such Additional Secured Obligations designated by the Issuer pursuant to Section 3.03 hereof in connection with the issuance or incurrence of such Additional Secured Obligations, as such percentage may, subject to the provisions of this Agreement, be adjusted from time to time pursuant to the Senior Secured Instruments under which such Additional Secured Obligations were issued.

                  "Designated Total Collateral Percentage" means, at any time with respect to any Additional Secured Obligations, the Designated Basic Collateral Percentage for such Additional Secured Obligations at such time plus the Additional Percentage applicable to such Additional Secured Obligations, if any, at such time.

                  "Duff & Phelps" means Duff & Phelps Credit Rating Co.

                  "Eligible Investments" means the following investments:

         (1) any indebtedness, issued by, or fully guaranteed by or insured by, the United States of America, or any agency or instrumentality of the United States of America;

         (2) demand and time deposits in, certificates or deposit of, bankers' acceptances issued by, or Federal funds sold by any commercial bank, depository institution or trust company, so long as at the time of such investment or contractual commitment providing for such investment the unsecured commercial paper or other unsecured short-term debt obligations of such commercial bank, depositary institution or trust company have a credit rating of at least A-1 from Standard & Poor's and P-1 from Moody's, and at least D-1 from Duff & Phelps, if rated by Duff & Phelps;

         (3) unsecured debt securities bearing interest or sold at a discount issued by (i) a corporation (other than an Affiliate of the Issuer) incorporated under the laws of the United States of America or any State thereof or the District of Columbia or (ii) any commercial bank, depository institution or trust company, which have, at the time of such investment, a credit rating of at least A-1 by S&P and at least P-1 by Moody's and at least D-1 from Duff & Phelps, if rated by Duff & Phelps;

         (4) unsecured commercial paper which has, at the time of such investment, a rating of at least P-1 from Standard & Poor's and P-1 from Moody's and at least D-1 from Duff & Phelps, if rated by Duff & Phelps;

         (5) repurchase obligations with respect to any security described in clauses (1), (2), (3) or (4) above, in each case entered into with either (i) a commercial bank, a depository institution or trust company (acting as principal) which, in respect of its unsecured commercial paper or other short-term unsecured debt, has credit ratings of at least A-1 from Standard

                  & Poor's and P-1 from Moody's and at least D-1 from Duff & Phelps, if rated by Duff & Phelps; or (ii) a money market fund maintained by a bank or a broker (which may be a money market fund managed by Citibank, N.A. or any person who acts as a successor Trustee) which, in respect of its unsecured commercial paper or short-term unsecured debt, has a credit rating of at least A-1 from Standard & Poor's and P-1 from Moody's and at least D-1 from Duff & Phelps, if rated by Duff & Phelps; and

         (6) a money market fund maintained by a bank or broker (which may be a money market fund managed by Citibank, N.A. or any person who acts as a successor Trustee) which fund has a credit rating of at least AAA-M from Standard & Poor's and Aaa from Moody's and at least the equivalent rating from Duff & Phelps, if rated by Duff & Phelps; provided that this category (6) of investment shall have been accepted by each Rating Agency.

                  "Excess Percentage" means, at any time, 100% minus the sum of
         (i) the SENS Total Collateral Percentage at such time and (ii) the Credit Facility Total Collateral Percentage at such time and (iii) the aggregate Designated Total Collateral Percentages for all Additional Secured Obligations at such time.

                  "Excluded Export Contracts" means agreements relating to sales of Copper (which is produced at any of the Principal Properties or the SX/EW Facility from copper mined or leached at any of the Principal Properties or from purchased copper) by the Issuer, SPCC or any direct or indirect Subsidiary of either to customers located outside Peru which are, from time to time, identified on a certificate of a Responsible Officer, or in Exhibit 2.02, in each case in accordance with, and subject to the limitations set forth in, Section 2.02 hereof.

                  "Excluded Export Receivables" means Receivables arising from Excluded Export Contracts.

                  "Export Contract" means any agreement, other than Excluded Export Contracts, relating to sales of Copper (which is produced at any of the Principal Properties or the SX/EW Facility from copper mined or leached at any of the Principal Properties or from purchased copper) by the Issuer, SPCC or any direct or indirect Subsidiary of either to customers located outside Peru.

                  "Export Receivables" means all Receivables, other than Excluded Export Receivables, arising from (i) the sale of Copper (which is produced at any of the Principal Properties or the SX/EW Facility from copper mined or leached at any of the Principal Properties or from purchased copper) and sold by the Issuer, SPCC or any direct or indirect Subsidiary of either to customers located outside of Peru and (ii) the sale of Copper (which is produced at any of the Principal Properties or the SX/EW Facility from copper mined or leached at any of the Principal Properties or from purchased copper) by the Issuer, SPCC or any direct or indirect Subsidiary of either to customers located outside of Peru which are effected through any Peruvian Governmental Authority, including without limitation, in each case, all Receivables arising under Export Contracts.

                  "Governmental Authority" means any nation or government, any state, regional or other political subdivision thereof and any entity exercising legislative, judicial, regulatory, or administrative functions of or pertaining to government or any entity organized by any of the foregoing.

                  "Hedge Agreements" means all swaps, caps, futures, options or collar agreements or similar arrangements entered into by the Issuer with any Credit Facility Lender or any Affiliate of any Credit Facility Lender providing for protection against (a) fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations or (b) fluctuations in the price of copper or other metals.

                  "Indenture" means the Original Indenture as supplemented by each Supplemental Indenture, and as otherwise amended or supplemented from time to time.

                  "Indenture Trustee" means the collective reference to all trustees under the Indenture.

                  "Instruments" shall have the meaning set forth in Section 2.01(b) hereof.

                  "Moody's" means Moody's Investors Services, Inc.

                  "Noteholder" means any Person who is a holder of SENS issued by the Issuer.

                  "Notice of Default" means a written notice delivered to the Collateral Trustee by (i) the holders of 51% or more of the outstanding (subject to any limitations on voting set forth in the Indenture with respect to SENS owned by the Issuer, SPCC or any other obligor upon the SENS or any Affiliate of the Issuer, SPCC or any other obligor upon the
         SENS) principal amount of any Series of SENS (or the Indenture Trustee on their behalf) or (ii) the Required Lenders under the Credit Facility Agreement (or the Administrative Agent on their behalf) or (iii) the holders of the requisite percentage of any Qualified Additional Secured Obligations for taking actions or giving directions following events of default provided in the Senior Secured Instruments relating thereto, in each case stating that an Event of Default has occurred under the applicable Senior Secured Instrument, and specifically identifying such notice as a "Notice of Default" under
         Section 5.01 of this Agreement.

                  "Outstanding Principal Amount" means (a) on any date of determination prior to the Commitment Termination Date, the sum of (x)
         (i) the aggregate original principal amount of all SENS which have been issued prior to such date (other than any Series, together with any related Subordinated Secured Obligations, which have been paid in full prior to such date of determination) minus (ii) the aggregate principal amount of such SENS which have been permanently optionally redeemed as of such date (such (i) minus (ii) hereinafter referred to as the "SENS Amount") and (y) the aggregate principal amount of loans outstanding under the Credit Facility Agreement, and (b) on any date of determination thereafter, the sum of (x) the SENS Amount on such date of determination and (y)(i) the aggregate principal amount of loans outstanding under the Credit Facility Agreement on the Commitment Termination Date minus (ii) the aggregate principal amount of such loans permanently optionally prepaid or permanently mandatorily prepaid as a result of the issuance of SENS or Additional Secured Obligations subsequent to such date; provided that from and after the date that the loans under the Credit Facility Agreement, together with all related Subordinated Secured Obligations, have been repaid in full, the amount under this clause (y) shall be equal to zero.

                  "Permitted Liens" means (a) liens created pursuant to this Agreement, (b) liens for taxes, assessments, governmental charges, other governmental obligations or levies or statutory liens, in each case with respect to sums that are not yet due or are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of SPCC or its subsidiaries, as the case may be, in conformity with GAAP, (c) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings and (d) liens incurred in the ordinary course of business in connection with social security, workers' compensation, unemployment insurance and similar types of laws or regulations.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Program Amount" means $750,000,000, as such amount may be adjusted from time to time in accordance with Section 2.02(c), but in no event shall the Program Amount exceed $750,000,000.

                  "Proceeds" shall have the meaning ascribed to such term under the Uniform Commercial Code as in effect on the date hereof.

                  "Qualified Additional Secured Obligations" means any Additional Secured Obligations which are not held by the Issuer or any Affiliate of the Issuer.

                  "Rating Agency" means Standard & Poor's, Moody's or Duff & Phelps.

                  "Realization Event" means a foreclosure upon all or any portion of the Collateral or a sale or other disposition of all or any portion of the Collateral pursuant to Section 5 hereof.

                  "Receivable" means the existing or future indebtedness and payment obligations of a Person arising from the sale of Copper by the Issuer and shall include the right to any payments of interest, taxes, finance charges or late charges and other obligations of such Person with respect thereto.

                  "Required Lenders" means the holders of the requisite percentage of loans and/or commitments under the Credit Facility Agreement required to so act in accordance with the terms of the Credit Facility Agreement.

                  "Required Secured Parties" means (a) with respect to any direction to the Collateral Trustee pursuant to Section 6.02 hereof (other than in respect of a Realization Event with respect to the Collateral or the direction of Collections to an account other than the Collection Account), (i) the Required Lenders or the Administrative Agent on their behalf or (ii) the holders of at least 51% of the outstanding (subject to any limitations on voting set forth in the Indenture with respect to SENS owned by the Issuer, SPCC or any Affiliate of the Issuer, SPCC or any other obligor upon the SENS) principal amount of all Series of SENS (or the Indenture Trustee on their behalf) or (iii) the requisite percentages of holders of any Qualified Additional Secured Obligations for taking actions or giving directions following events of default provided in the Senior Secured Instruments under which such Qualified Additional Secured Obligations were issued (as set forth in the supplemental agreement delivered with respect to such Additional Secured Obligations pursuant to Section 3.03 hereof), and
         (b) with respect to any direction to the Collateral Trustee pursuant to
         Section 6.02 hereof in respect of a Realization Event with respect to the Collateral or the direction of Collections to an account other than the Collection Account, the collective reference to (i) the Required Lenders or the Administrative Agent on their behalf and (ii) the holders of at least 51% of the outstanding (subject to any limitations on voting set forth in the Indenture with respect to SENS owned by the Issuer, SPCC or any Affiliate of the Issuer, SPCC or any other obligor upon the SENS) principal amount of all Series of SENS (or the Indenture Trustee on their behalf) and (iii) the requisite percentages of holders of any Qualified Additional Secured Obligations for taking actions or giving directions following events of default provided in the Senior Secured Instruments under which such Qualified Additional Secured Obligations were issued (as set forth in the supplemental agreement delivered with respect to such Additional Secured Obligations pursuant to Section 3.03 hereof), provided that, in the case of clause (b) above, the term "Required Secured Parties" shall not include any class of Secured Parties described in clauses (i), (ii) or (iii) above if the aggregate outstanding principal amount of the Senior Secured Obligations of such class of Secured Parties constitutes less than 10% of the aggregate outstanding principal amount of all Senior Secured Obligations of all such classes and, provided further that, following the payment in full of all Senior Secured Obligations and the delivery of all notices to the Collateral Trustee contemplated pursuant to
         Section 3.05(b), "Required Secured Parties" shall mean the holders of at least 51% of the aggregate outstanding principal and/or face amounts of all Subordinated Secured Obligations then outstanding.

                  "Responsible Officer", when used with respect to the Issuer means, unless the context otherwise requires, the president, chief executive officer, chief financial officer, principal accounting officer or treasurer of the Issuer or other executive officer of the Issuer who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to any certificate, report or notice to be delivered or given under this Agreement.

                  "Secured Hedge Agreement" shall mean at any time a Hedge Agreement that has been designated as a "Secured Hedge Agreement" pursuant to Section 3.05 hereof.

                  "Secured Instruments" means the collective reference to the Senior Secured Instruments and the Subordinated Secured Instruments.

                  "Secured Letter of Credit" shall mean at any time any letter of credit that has been designated as a "Secured Series Reserve Letter of Credit", "Secured Credit Facility Reserve Letter of Credit" or "Secured Additional Secured Obligations Reserve Letter of Credit" pursuant to Section 3.05 hereof.

                  "Secured Obligations" means the collective reference to the Senior Secured Obligations and the Subordinated Secured Obligations.

                  "Secured Parties" means:

                  (i) so long as any Credit Facility Lender has any commitment to make loans or other extensions of credit under the Credit Facility Agreement or any amount is payable by the Issuer under the Credit Facility Agreement, the Credit Facility Lenders and the Credit Facility Agents under the Credit Facility Agreement;

                  (ii) so long as any amount is payable by the Issuer under the Indenture or any series of SENS, the Noteholders and the Indenture Trustee;

                  (iii) so long as any amount is payable by the Issuer under this Agreement, the Collateral Trustee;

                  (iv) so long as any amount is payable by the Issuer in respect of any Additional Secured Obligation, the holder or holders of such Additional Secured Obligation; and

                  (v) so long as any amount is payable by the Issuer in respect of any Subordinated Secured Obligation, the holder or holders of such Subordinated Secured Obligation.

                  "Senior Creditor" means any holder of a Senior Secured Obligation.

                  "Senior Secured Instruments" shall mean at any time any agreements or instruments evidencing Senior Secured Obligations.

                  "Senior Secured Obligations" means the collective reference to the Credit Facility Secured Obligations, the SENS Secured Obligations and the Additional Secured Obligations.

                  "SENS Secured Obligations" means any and all of the debts, obligations and liabilities of the Issuer to the Indenture Trustee and the holders of SENS of any Series provided for or arising under the SENS or the Indenture, whether now existing or hereafter arising, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred (including without limitation interest accruing at the then applicable rate provided in a Supplemental Indenture for any Series of SENS and interest accruing at the then applicable rate provided in such Supplemental Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) which may arise under, out of, or in connection with the SENS, the Indenture or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by the Issuer pursuant to the terms of any of the foregoing agreements).

                  "SENS Total Collateral Percentage" means, at any time, the percentage interest in the Collateral equal to the sum of all Series Total Collateral Percentages for all outstanding series of SENS at such time.

                  "Series" means any series of SENS issued pursuant to a Supplemental Indenture.

                  "Series Basic Collateral Percentage" means, at any time with respect to each Series of SENS, the percentage equivalent of a fraction, the numerator of which shall be (a) the original principal amount of SENS issued under such Series of SENS minus (b) the aggregate principal amount of such SENS that have been permanently optionally redeemed (to the extent that the sum of the aggregate principal amount so redeemed plus the aggregate principal amount of all scheduled principal payments (after giving effect to any reduction in such scheduled payments as a result of such redemption) made prior to such time exceeds the aggregate principal payments originally scheduled to have been made by such time) as of such date and the denominator of which shall be the Program Amount then in effect.

                  "Series Total Collateral Percentage" means, at any time with respect to each Series of SENS, the percentage interest in the Collateral of the Noteholders of such Series, which percentage shall be equal to the Series Basic Collateral Percentage for such Series at such time plus the Additional Percentage applicable to such Series, if any, at such time.

                  "Standard & Poor's" means Standard & Poor's Ratings Group.

                  "Subordinated Additional Secured Obligations" shall mean all obligations of the Issuer to the Subordinated Creditors in respect of Secured Additional Secured Obligations Reserve Letters of Credit (as designated pursuant to Section 3.05 hereof).

                  "Subordinated Credit Facility Secured Obligations" shall mean all obligations of the Issuer to the Subordinated Creditors in respect of Secured Credit Facility Reserve Letters of Credit (as designated pursuant to Section 3.05 hereof) or Secured Hedge Agreements, provided that in no event shall the "Subordinated Credit Facility Secured Obligations" in respect of all Secured Hedge Agreements exceed $50,000,000 in the aggregate. For purposes of determining the amount of obligations secured under any Hedge Agreement, such amount shall be the maximum aggregate amount (giving effect to any netting agreements) that the Issuer would be required to pay if such Hedge Agreement were terminated at such time.

                  "Subordinated Creditors" shall mean at any time the holders of the Subordinated Secured Obligations.

                  "Subordinated Secured Instruments" shall mean at any time any agreements or instruments evidencing Subordinated Secured Obligations.

                  "Subordinated Secured Obligations" means the collective reference to the Subordinated SENS Secured Obligations, the Subordinated Credit Facility Secured Obligations and the Subordinated Additional Secured Obligations.

                  "Subordinated SENS Secured Obligations" shall mean, with respect to any Series of SENS, all obligations of the Issuer to the Subordinated Creditors in respect of Secured Series Reserve Letters of Credit (as designated pursuant to Section 3.05 hereof) issued with respect to such Series.

                  "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to Subsidiaries of SPCC.

                  "Supplemental Indenture" means any indenture supplemental to the Original Indenture relating to a particular Series of SENS.

                  "SX/EW Facility" means the solvent extraction/electrowinning copper plant located in Toquepala, Peru.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939.

                  "Trustee" means Citibank, N.A. or any successor trustee of the SENs or any Series thereof.

                  "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.


                                    ARTICLE 2

                               SECURITY INTERESTS

         SECTION 2.01. Grant of Security Interest. In order to secure the full and punctual payment of the Secured Obligations and to secure the performance of all of the obligations of the Issuer under this Agreement and the Secured Instruments, the Issuer hereby pledges and grants a continuing, lien and security interest to the Collateral Trustee (for the benefit of the Secured Parties, as their interests appear herein) upon, in and to all of the rights, revenues and properties of the Issuer listed in the following clauses (a) through (c), inclusive, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"), and the Issuer collaterally assigns to the Collateral Trustee (for the benefit of such Secured Parties, as their interests appear herein):

              (a) the Export Contracts, the Export Receivables and all Proceeds of the Export Contracts and the Export Receivables, including but not limited to all moneys due or to become due under or in respect of the Export Contracts and the Export Receivables and all Collections, (b) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) (collectively, the "Instruments"), if any, and all general intangibles (as defined in the Uniform Commercial Code) and other contracts, if any, in each case evidencing, representing, arising from, relating to, securing or otherwise supporting any obligation to make payment under or in respect of the Export Contracts and the Export Receivables, and (c) the Collection Account, all Eligible Investments and all cash deposited therein from time to time.

         SECTION 2.02. Excluded Export Receivables. (a) As of the date hereof, the contracts identified on Exhibit 2.02 hereof shall constitute Excluded Export Contracts and such contracts, and the Receivables arising thereunder, shall not be subject to this Agreement in any manner.

         (b) At any time and from time to time, a Responsible Officer of the Issuer may, subject to the satisfaction of all applicable conditions, if any, in any Senior Secured Instruments, deliver a certificate to the Collateral Trustee for the purposes of identifying for any calendar year (1) contracts in replacement of those identified on Exhibit 2.02, upon expiration or termination of such contracts, or any amendments thereto (which replacement contracts or amendments shall provide for sales of Copper in an aggregate annual amount (expressed in short tons) equal to the aggregate annual amount covered by the contracts identified in Exhibit 2.02, or, in the case of replacement contracts, such higher amount as may be practically necessary, taking into account the amount of Copper covered by contracts that may be available as replacement contracts; provided that the aggregate annual amount of Copper covered by all contracts described in Section 2.02(a) and 2.02(b)(1) shall not exceed 40,000 short tons), which replacement contracts or amended contracts shall constitute Excluded Export Contracts and shall be reflected on an revised Exhibit 2.02 hereto to be provided by the Issuer to the Collateral Trustee and (2) additional Excluded Export Contracts providing for sales of Copper up to an aggregate annual amount (expressed in short tons) equal to the sum of (x) 10% of Net Certified Export Sales (as defined below) and (y) the Excess Certified Export Sales (as defined below), if any, in each case for such calendar year; provided that the maximum amount of Copper to be sold under contracts which may be excluded pursuant to this Section 2.02(b) with respect to any calendar year in connection with any identification of Excluded Export Contracts after the commencement of such calendar year shall be reduced by a fraction, the numerator of which is the number of days elapsed since the commencement of such calendar year and the denominator of which is 365; and provided further that the Issuer shall not be permitted to exclude contracts pursuant to clause (x) above in an amount that would cause the Program Amount to be reduced pursuant to Section 2.02(c) below an amount equal to the sum of (i) the Outstanding Principal Amount at such time and (ii) the Attributable Principal Amount of Additional Secured Obligations then outstanding. In connection with a designation of Excluded Export Contracts pursuant to this Section 2.02(b), the Issuer shall provide the Collateral Trustee with a certificate of a Responsible Officer certifying for the applicable calendar year the budgeted level of sales of Copper (expressed in short tons) by the Issuer to be sold to customers located outside Peru (the "Certified Export Sales"). The "Net Certified Export Sales", for any calendar year, shall be equal to (A) the lesser of (i) 320,000 short tons and (ii) the Certified Export Sales for such calendar year minus (B) the aggregate annual amount of short tons of Copper to be sold under the Export Contracts identified in Exhibit 2.02 hereof in such calendar year (or any contracts in replacement therefor or any amendments thereto, as described in clause (1) of the first sentence of this Section 2.02(b)). "Excess Certified Export Sales" shall mean the excess, if any, of the Certified Export Sales for such calendar year over the sum of (1) 320,000 short tons and (2) the annual amount of short tons of Copper in respect of Excluded Export Contracts for such calendar year. The Issuer shall use reasonable efforts, in connection with a designation of Excluded Export Contracts pursuant to this Section 2.02(b), to make such designation in a manner which would not cause the terms of the Excluded Export Contracts and the Receivables arising thereunder (including as to sales price and term and the timing of sales under such contracts) as a whole to be materially better than the comparable terms of the contracts which are not Excluded Export Contracts. Upon delivery by the Issuer of a certificate pursuant to this subsection, the Collateral Trustee, as promptly as practicable thereafter, shall take any and all actions and file any and all documents which are reasonably necessary under the Uniform Commercial Code to evidence the release of the security interest of the Secured Parties in any Excluded Export Contracts identified in such certificate.

         (c) If the Issuer elects to identify additional Excluded Export Contracts pursuant to clause (x) of paragraph (b) of this Section 2.02, the Program Amount shall be reduced, during the period in which such contracts are so excluded, by an amount equal to the product of (x) the Program Amount prior to such reduction and (y) a fraction, the numerator of which is equal to the annual amount of Copper sales arising under such Excluded Export Contracts (expressed in short tons) and the denominator of which is equal to the Net Certified Export Sales.

         (d) For purposes of calculating tonnages under this Agreement with respect to copper concentrates, the amount of copper (expressed in short tons) contained in copper concentrates shall be used.

         SECTION 2.03. Preservation of Rights; Shared Security Interest. (a) Notwithstanding the foregoing grant, transfer and collateral assignment, the Issuer shall, subject to the terms and conditions hereof, exercise all rights relating to the Export Contracts and the Export Receivables including, but not limited to, amending the Export Contracts in respect of the Export Receivables, making waivers and elections thereunder, and instituting and settling proceedings to enforce its rights thereunder; provided that the Collateral Trustee may direct or control the exercise of such rights in accordance with Sections 5 and 6 hereof.

         (b) The individual Secured Parties will not have a separate security interest in any specific Export Contract or Export Receivable but, through the Collateral Trustee, will have a fractional undivided security interest in the Collateral as a whole on the terms and conditions hereof, consisting of (i) in the case of the holders of any Series of SENS, a percentage of the Collateral, including the right to receive a percentage of all Collections, in each case equal to the SENS Total Collateral Percentage for such Series, (ii) in the case of the Credit Facility Lenders and the Credit Facility Agents, a percentage of the Collateral, including the right to receive a percentage of the Collections, in each case equal to the Credit Facility Total Collateral Percentage and (iii) in the case of any Additional Secured Obligations, a percentage of the Collateral, including the right to receive a percentage of the Collections, in each case equal to the Designated Total Collateral Percentage for such Additional Secured Obligations. The security interest is held in common for all Secured Parties and the Collateral Trustee shall reject any Secured Party's claim that its rights to the Collateral are superior to the rights of another Secured Party by virtue of (i) having acquired those rights before, or after, the other Secured Party or (ii) filing an earlier claim with respect to the Collateral. At any time (including without limitation at any time following any Realization Event) when the Excess Percentage is greater than zero, the Issuer shall have the right to receive a percentage of all Collections equal to the Excess Percentage.

         SECTION 2.04. Additional Percentage Interest. (a) Initially, (i) the holders of each Series of SENS and the Indenture Trustee shall have rights in the Collateral equal to the SENS Basic Collateral Percentage for such Series,
(ii) the Credit Facility Lenders and the Credit Facility Agents shall have rights in the Collateral equal to the Credit Facility Basic Collateral Percentage, and (iii) the holders of any Additional Secured Obligations shall have rights in the Collateral equal to the Designated Basic Collateral Percentage for such Additional Secured Obligations. On any Business Day, the Issuer may designate, by written notice from a Responsible Officer (which designation shall be effective commencing on the next Business Day following receipt of such written notice) to the Collateral Trustee, the Indenture Trustee, and the Administrative Agent, that an additional percentage interest in the Collateral (which shall thereafter be in addition to the relevant Series Basic Collateral Percentage, the Credit Facility Basic Collateral Percentage or the Designated Basic Collateral Percentage for the relevant Additional Secured Obligations, as the case may be) for the benefit of the holders of any Series of SENS, the Credit Facility Lenders or the holders of Additional Secured Obligations, as the case may be; provided that after giving effect to such designation, the sum of (A) the SENS Total Collateral Percentage, (B) the Credit Facility Total Collateral Percentage and (C) the aggregate Designated Total Collateral Percentages for all Additional Secured Obligations shall not exceed 100%.

         (b) On any Business Day, the Issuer may, by providing a certificate of a Responsible Officer and subject to the satisfaction of all applicable conditions, if any, in the Senior Secured Instruments, notify the Collateral Trustee, the Indenture Trustee, and the Administrative Agent that any Additional Percentage designated in accordance with paragraph (a) of this Section no longer be so designated for the benefit of the holders of any Series of SENS, the Credit Facility Lenders or the holders of Additional Secured Obligations, as the case may be, which withdrawal of designation shall be effective commencing on the fifth Business Day following receipt of such certificate.


                                    ARTICLE 3

                                    ACCOUNTS

         SECTION 3.01. Proceeds of Export Receivables. The Issuer shall (i) notify all Persons that are parties to, or otherwise obligated in respect of, Export Contracts or parties that are otherwise obligated in respect of Export Receivables that such Export Contracts, the Export Receivables arising thereunder or such other Export Receivables have been pledged and assigned to the Collateral Trustee for the benefit of the Secured Parties and (ii) irrevocably instruct all such Persons to make all payments of all amounts owed by it under or in respect of present or future sales of Copper (which is produced at any of the Principal Properties or the SX/EW Facility from copper mined or leached at any of the Principal Properties or from purchased copper) directly into the Collection Account (referred to below) maintained by the Collateral Trustee unless and until it has received written notice from the Collateral Trustee that such payments are to be directed to another account or are no longer required to be made. Along with such notice, which shall be substantially in the form of Exhibit 3.01A hereto, the Issuer shall send to each such Person a consent, acknowledgment and agreement, substantially in the form of Exhibit 3.01B hereto, provided that any such consent, acknowledgment and agreement sent after June 30, 1997 shall be substantially in the form of Exhibit 3.01C hereto, to pay in accordance with the notice (each, an "Acknowledgment") and shall request such Person (other than customers in respect of Export Receivables that are not parties to annual Export Contracts or Export Contracts with a term greater than one year) to execute the Acknowledgment and return the same to the Collateral Trustee. In the event that the Issuer determines that any Purchaser has agreed pursuant to an Acknowledgment to make payments to the Collection Account in respect of receivables or contracts that are not Export Receivables or Export Contracts, the Collateral Trustee, upon written notice from SP Limited, shall advise such Purchaser that amounts paid in respect of such receivables or contracts shall not be paid to the Collection Account, but instead shall be paid to such accounts and in such manner as SP Limited may from time to time direct. All payments made to the Collateral Trustee as provided in the preceding sentence shall be immediately deposited in the Collection Account. In addition to the foregoing, the Issuer agrees that if the Proceeds of any Export Contracts or Export Receivables shall be received by the Issuer (other than from distributions from (a) the Collection Account in accordance with the provisions hereof and (b) any other Account in accordance with the relevant Secured Instrument or security agreement related thereto), the Issuer shall immediately notify the Collateral Trustee in writing of such receipt and shall as promptly as possible deposit such proceeds into the Collection Account. Until so deposited, all such proceeds shall be held in trust by the Issuer for and as the property of the Collateral Trustee, for the benefit of the Secured Parties (and, to the extent of the Excess Percentage, if any, for the benefit of the Issuer), and shall not be commingled with any other funds or property of the Issuer. Without limiting the obligation of the Issuer to pay the Secured Obligations, amounts distributed to the Issuer or the Issuer's designee in accordance with the provisions of this Agreement shall not be subject, under any circumstances, to any rights of the Collateral Trustee, the Noteholders, the Credit Facility Lenders or the holders of Additional Secured Obligations to require the Issuer or the Issuer's designee to repay such amounts to the Collateral Trustee, the Noteholders or the Credit Facility Lenders.

         SECTION 3.02. Collection Account. (a) Concurrently with the execution and delivery of this Agreement, the Collateral Trustee shall establish a segregated trust account in New York designated the "Deutsche Bank/Southern Peru Limited Collection Trust Account" (herein referred to as the "Collection Account") into which there shall be deposited from time to time, Proceeds from the Export Contracts and Export Receivables, including the Collections, required to be delivered pursuant to Section 3.01. On every Business Day at 3:00 P.M., New York City time, the Collateral Trustee shall transfer the funds then on deposit in the Collection Account, after deducting therefrom amounts sufficient to pay the overdue fees and expenses of, and any other overdue amounts payable to, the Collateral Trustee under this Agreement, in accordance with the following percentages:

         (i) a portion of the Collections equal to the Series Total Collateral Percentage in effect on such Business Day for each Series of SENS shall be transferred to the "Series Collateral Account" established for such Series as designated in writing from time to time by the Indenture Trustee to the Collateral Trustee, (ii) a portion of the Collections equal to the Credit Facility Total Collateral Percentage in effect on such Business Day shall be transferred to the "Credit Facility Collateral Account" as designated in writing from time to time by the Collateral Agent to the Collateral Trustee, (iii) a portion of the Collections equal to the Designated Total Collateral Percentage for any Additional Secured Obligations in effect on such Business Day shall be transferred to the relevant Account established in connection with such Additional Secured Obligations or as the holders of such Additional Secured Obligations may otherwise direct and (iv) a portion of the Collections equal to the Excess Percentage in effect on such Business Day shall be transferred to such account as the Issuer may designate from time to time in writing to the Collateral Trustee.

         (b) The Collection Account shall be maintained in the name of the Collateral Trustee, for the benefit of the Secured Parties, and shall at all times be under the sole dominion and control of the Collateral Trustee in accordance with the provisions hereof. Without prejudice to the rights of the Issuer to receive a percentage of the Collections equal to the Excess Percentage as provided herein, the Issuer shall have no rights of withdrawal from the Collection Account.

         (c) Any funds remaining overnight on deposit in the Collection Account shall be invested by the Collateral Trustee, as specified in written investment instructions given by a Responsible Officer of the Issuer or a Person specified by such Responsible Officer, in Eligible Investments, but if no such investment instructions are provided, the Collateral Trustee shall, pursuant to written standing instructions from the Issuer, invest such funds overnight in Eligible Investments until other instructions are received from the Issuer; provided that after receipt by the Collateral Trustee of a Notice of Default, such funds shall be invested by the Collateral Trustee in Eligible Investments selected by the Collateral Trustee. All such Eligible Investments shall be maintained in the name of the Collateral Trustee and pledged to the Collateral Trustee to be held by it or on its behalf as part of the Collateral hereunder, and the Collateral Trustee shall be authorized to endorse any of such Eligible Investments in a manner satisfactory to it, on behalf of the Issuer. All earnings on Eligible Investments shall be credited to the Collection Account upon receipt thereof by the Collateral Trustee.

         SECTION 3.03. Supplemental Agreements for Additional Secured Obligations. Without the consent of the other Secured Parties, the Issuer and the Collateral Trustee may enter into one or more agreements supplemental hereto to provide for the designation of a percentage interest in the Collateral to secure any Additional Secured Obligations, provided, however, that (a) the holder of any such Additional Secured Obligations shall be required to consent and agree to this Agreement and (b) after giving effect to such designation, the sum of (i) the SENS Total Collateral Percentage, (ii) the Credit Facility Total Collateral Percentage and (iii) the aggregate Designated Total Collateral Percentages of all Additional Secured Obligations shall not exceed 100%.

         SECTION 3.04. Determination of Series Total Collateral Percentage, Credit Facility Total Collateral Percentage and Designated Total Collateral Percentage. In determining the Series Total Collateral Percentage for each Series of SENS, the Credit Facility Total Collateral Percentage and the Designated Total Collateral Percentage at any time, the Collateral Trustee shall conclusively rely upon information supplied by the Administrative Agent as to the principal amount of Loans outstanding and, if applicable, prepaid under the Credit Facility Agreement, upon information supplied by the Indenture Trustee as to the aggregate original principal amount issued and, if applicable, optionally redeemed, under the relevant Series of SENS, and upon information supplied by the holder of any Additional Secured Obligation as to the principal amount outstanding and, if applicable, prepaid thereunder and upon any notices delivered pursuant to Section 2.04 hereof, and the Collateral Trustee shall have no liability to any of the Secured Parties for actions taken in reliance on any such information. All determinations pursuant to this Section shall be made based upon the most recent information provided to the Collateral Trustee pursuant to the immediately preceding sentence.

         SECTION 3.05. Designation of Secured Letters of Credit and Secured Hedge Agreements; Supplemental Agreements for Subordinated Secured Obligations.
(a) The Issuer may, in accordance with the applicable Senior Secured Instruments, from time to time designate certain letters of credit and Hedge Agreements as "Secured Series Reserve Letters of Credit", "Secured Credit Facility Reserve Letters of Credit", "Secured Additional Secured Obligations Reserve Letters of Credit" or "Secured Hedge Agreements", respectively. From time to time, the Issuer will give the Collateral Trustee written notice of such designation and such letters of credit and/or Hedge Agreements shall thereafter be deemed to be "Secured Series Reserve Letters of Credit", "Secured Credit Facility Reserve Letters of Credit", "Secured Additional Secured Obligations Reserve Letters of Credit" or "Secured Hedge Agreements", as the case may be, for all purposes hereunder. The Issuer shall not create any Subordinated Secured Obligations unless the holders thereof shall have agreed to be bound by the provisions of this Agreement.

         (b) After the SENS Secured Obligations in respect of a Series of SENS shall have been paid in full and the Indenture Trustee shall have delivered a written notice to such effect to the Collateral Trustee, the holders of Subordinated Secured Obligations in respect of any Secured Series Reserve Letter of Credit relating to such Series shall thereafter be entitled to the rights of such Series in the Collateral under this Agreement, including the right to receive a percentage of all Collections, in each case equal to the SENS Total Collateral Percentage for such Series which shall, notwithstanding the payment in full of such SENS Secured Obligations, remain in effect (equal to the percentage in effect immediately prior to such payment in full of the principal of such SENS Secured Obligations) until such Subordinated Secured Obligations shall have been paid in full in accordance with the terms of the relevant Subordinated Secured Instruments, and the Collateral Trustee shall thereafter make all payments in respect of the SENS Total Collateral Percentage to such account as shall be designated in writing by the holders of such Subordinated Secured Obligations to the Collateral Trustee pursuant to such Subordinated Secured Instruments. After the Credit Facility Secured Obligations shall have paid in full and all commitments under the Credit Facility Agreement shall have terminated and the Administrative Agent shall have delivered a written notice to such effect to the Collateral Trustee, the holders of Subordinated Secured Obligations in respect of any Secured Credit Facility Reserve Letter of Credit or Secured Hedge Agreement shall thereafter be entitled to the rights of the Credit Facility Lenders and the Credit Facility Agents in the Collateral under this Agreement, including the right to receive a percentage of all Collections, in each case equal to the Credit Facility Total Collateral Percentage which shall, notwithstanding the payment in full of the Credit Facility Secured Obligations, remain in effect (equal to the percentage in effect immediately prior to such payment in full of the principal of the loans under the Credit Facility Agreement) until such Subordinated Secured Obligations shall have been paid in full in accordance with the terms of the relevant Subordinated Secured Instruments and the Collateral Trustee shall thereafter make all payments in respect of the Credit Facility Total Collateral Percentage to such account as shall be designated in writing by the holders of such Subordinated Secured Obligations to the Collateral Trustee pursuant to such Subordinated Secured Instruments. After any relevant Additional Secured Obligations shall have paid in full and the holders of the Additional Secured Obligations (or an authorized representative of such holders) shall have delivered a written notice to such effect to the Collateral Trustee, the holders of Subordinated Secured Obligations in respect of any Secured Additional Secured Obligations Reserve Letter of Credit relating to such Additional Secured Obligations shall thereafter be entitled to the rights of the holders of such Additional Secured Obligations in the Collateral under this Agreement, including the right to receive a percentage of all Collections, in each case equal to the Designated Total Collateral Percentage for such Additional Secured Obligations which shall, notwithstanding the payment in full of the Additional Secured Obligations, remain in effect (equal to the percentage in effect immediately prior to such payment in full of such Additional Secured Obligations) until such Subordinated Secured Obligations shall have been paid in full in accordance with the terms of the relevant Subordinated Secured Instruments and the Collateral Trustee shall thereafter make all payments in respect of the Designated Total Collateral Percentage to such account as shall be designated in writing by the holders of such Subordinated Secured Obligations to the Collateral Trustee pursuant to such Subordinated Secured Instruments. Notwithstanding anything to the contrary contained in the Subordinated Secured Instruments or any other document or agreement and irrespective of: (i) anything contained in any filing or agreement to which the Noteholders, the Credit Facility Lenders, the holders of any Additional Secured Obligations or any Subordinated Creditor now or hereafter may be a party and (ii) the rules for determining priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors, (A) no Subordinated Creditor shall be entitled to receive any payment from the Collateral until the relevant Senior Secured Obligations shall have been paid in full and the Collateral Trustee shall have received the above-described written notice with respect thereto and (B) no Subordinated Creditor shall exercise any rights or remedies in respect of the Collateral until all the Senior

Secured Obligations described in the first three sentences of this paragraph shall have been indefeasibly paid in full and the Collateral Trustee shall have received all of the written notices described in such sentences.


                                    ARTICLE 4

                                   PERFECTION

         SECTION 4.01. Delivery and Other Perfection. The Issuer shall:

                  (a) deliver to the Collateral Trustee all Acknowledgments;

                  (b) deliver and pledge to the Collateral Trustee any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Trustee may request;

                  (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other paper that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest; and

                  (d) prior to the occurrence of a trigger event, an accelerated amortization event or an event of default under the Indenture or an event of default under the Credit Facility Agreement, or an event of default under the Secured Instrument relating to any Additional Secured Obligation, permit the Collateral Trustee to discuss the affairs, finances and accounts of the Issuer with, and to be advised as to the same by, the Issuer's officers and employees upon reasonable notice, at such reasonable times during regular business hours and intervals and to such reasonable extent as the Collateral Trustee may desire. Following the occurrence and during the continuance of a trigger event, an accelerated amortization event or an event of default under the Indenture or an event of default under the Credit Facility Agreement, or an event of default under the Secured Instrument relating to any Additional Secured Obligation, permit the Collateral Trustee to visit and inspect any of the properties and the executive offices of the Issuer, to examine the books of account and records of the Issuer, to make or be provided with copies and extracts therefrom and, to discuss the affairs, finances and accounts of the Issuer with, and to be advised as to the same by, its officers, employees and independent certified public accountants all at such reasonable times during regular business hours and intervals and to such reasonable extent as the

         Collateral Trustee may desire. If a trigger event, an accelerated amortization event, or an event of default under the Indenture or an event of default under the Credit Facility Agreement, or an event of default under the Secured Instrument relating to any Additional Secured Obligation, shall have occurred and be continuing, the Issuer agrees to pay the fees and expenses of the Collateral Trustee in connection with the exercise of rights by the Collateral Trustee pursuant to this
         Section 4.01(d).

         SECTION 4.02. Other Financing Statements and Liens. Except as otherwise permitted under this Agreement, without the prior written consent of the Collateral Trustee, the Issuer shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction any financing statement or like instrument with respect to the Collateral in which the Collateral Trustee is not named as the sole secured party.

         SECTION 4.03. Representations and Warranties. The Issuer hereby represents and warrants to the Collateral Trustee (for the benefit of the Secured Parties) that: (a) Assuming compliance by the Collateral Trustee with the terms hereof, this Agreement creates a valid and binding Lien in favor of the Collateral Trustee in the Collection Account and all cash deposited therein from time to time, enforceable in accordance with the terms hereof and prior to all other Liens and rights of others, except for Permitted Liens.

         (b) Upon the execution of UCC-1 financing statements and the proper filing thereof in the locations indicated in Exhibit 4.03, this Agreement creates a valid and binding lien and security interest in favor of the Collateral Trustee in the Export Contracts, the Export Receivables and the Proceeds of the Export Contracts and Export Receivables, enforceable in accordance with the terms hereof, and prior to all other liens or other security interests (as defined in the Uniform Commercial Code), except for Permitted Liens.

         (c) Each Export Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Issuer, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. No amount payable to the Issuer in excess of $100,000 under or in connection with any Export Contract is evidenced by any Instrument which has not been delivered to the Collateral Trustee. At the Collateral Trustee's request after receipt by the Collateral Trustee of a Notice of Default, the Issuer shall deliver to the Collateral Trustee all original Export Contracts and other documents evidencing, and relating to, the Export

Contracts which gave rise to the Export Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         (d) Without prejudice to any other provision or agreement contained herein, all obligations of the Issuer under this Agreement are (without any further action by the Issuer or the Peruvian Branch) obligations of the Peruvian Branch of the Issuer, and that such obligations, and the security interests created under this Agreement, are enforceable against the Peruvian Branch of the Issuer (and its assets), subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and covenant of good faith and fair dealing.

         SECTION 4.04. Issuer Remains Liable. Anything herein to the contrary notwithstanding, the Issuer shall remain liable under each of the Export Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Trustee nor any Secured Creditor shall have any obligation or liability under any Export Contract by reason of or arising out of this Agreement or the receipt by the Collateral Trustee or any Secured Creditor of any payment relating thereto, nor shall the Collateral Trustee or any Secured Creditor be obligated in any manner to perform any of the obligations of the Issuer under or pursuant to any Export Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                                    ARTICLE 5

                                    REMEDIES

         SECTION 5.01. Notices of Default; Remedies Subject to Intercreditor Arrangements and Issuer's Interest in the Collateral. Upon receipt of a Notice of Default, the Collateral Trustee shall promptly notify the Issuer, the Administrative Agent, the Indenture Trustee and the authorized representative of the holders of any Additional Secured Obligations of its receipt thereof. Except as expressly permitted hereunder, the Collateral Trustee is not empowered to exercise any remedy under this Article 5 unless a Notice of Default has been delivered. A Notice of Default shall become effective upon receipt thereof by the Collateral Trustee. A Notice of Default, once effective, shall remain in effect unless and until it is canceled as provided in the next succeeding sentence. The Senior Creditors giving a Notice of Default shall be entitled to cancel such

Notice of Default by delivering a written notice of cancellation to the Collateral Trustee at any time. The Collateral Trustee shall immediately notify the Issuer, the Administrative Agent, the Indenture Trustee and the authorized representative of the holders of any Additional Secured Obligations as to the receipt and contents of any such notice of cancellation. Notwithstanding the delivery of a Notice of Default, no Realization Event with respect to the Collateral or the direction of Collections to any account other than the Collection Account may be effected by the Collateral Trustee or by or on behalf of any Secured Party except in accordance with the intercreditor arrangements set forth in Article 6 hereof. Notwithstanding anything to the contrary herein contained, nothing in this Article 5 shall modify, reduce, release or otherwise affect the percentage interests in the Collections, as calculated in accordance with the provisions hereof.

         SECTION 5.02. General Authority of the Collateral Trustee over the Collateral. The Issuer hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Issuer or in its own name, from time to time in the Collateral Trustee's discretion, so long as any Notice of Default is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, the Issuer hereby gives the Collateral Trustee the power and right on behalf of the Issuer, without notice to or further assent by the Issuer (and without any requirement to receive directions with respect thereto pursuant to Section 6.02), so long as any Notice of Default is in effect, to do the following:

         (a) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Collateral;

         (b) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by the Collateral Trustee as, or in connection with, the Collateral;

         (c) to commence, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral; and

         (d) to do, at its option and at the expense and for the account of the Issuer, at any time or from time to time, all acts and things which the Collateral Trustee deems necessary to protect or preserve the Collateral.

         SECTION 5.03. Remedies Generally; Right to Initiate Judicial Proceedings. (a) If a Notice of Default is in effect, then, subject to the provisions of Article 6 hereof, the Collateral Trustee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable law), may in such circumstances, subject to the provisions of Article 6 hereof, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Trustee or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Trustee or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Issuer, which right or equity is hereby waived and released. The Collateral Trustee shall deposit the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Trustee hereunder, including, but not limited to, reasonable attorneys' fees and disbursements, in the Collection Account for distribution in accordance with Section 3.02. To the extent permitted by applicable law, the Issuer waives all claims, damages and demands it may acquire against the Collateral Trustee or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 30 days before such sale or other disposition.

         (b) If a Notice of Default is in effect, then, subject to the provisions of Article 6 hereof, the Collateral Trustee (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and
(ii) may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

         SECTION 5.04. Right to Appoint a Receiver. If a Notice of Default is in effect, then, subject to the provisions of Article 6 hereof, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Collateral Trustee under this Agreement, the Collateral Trustee shall, to the extent permitted by law, with notice to the Issuer but without notice to any party claiming through the Issuer, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Collateral, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers of the Collateral, or any part thereof, and of the revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Trustee and the Secured Parties, and the Issuer irrevocably consents to the appointments of such receiver or receivers and to the entry of such order.

         SECTION 5.05. Waiver and Estoppel. (a) The Issuer agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisal, valuation, stay of execution, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Trustee in this Agreement but will suffer and permit the execution of every such power as though no such law were in force.

         (b) The Issuer, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

         (c) The Issuer waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder) in connection with this Agreement and any action taken by the Collateral Trustee with respect to the Collateral.

         SECTION 5.06. Limitation on Collateral Trustee's Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided herein and to account to the Secured Parties and the Issuer for moneys and other property received by it hereunder and to make distributions in accordance with the provisions hereof, the Collateral Trustee shall not have any duty to the Issuer or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto except to treat such Collateral in its possession and control with the same degree of care as it accords its own property.

         SECTION 5.07. Payments. All payments received by the Collateral Trustee in respect of the Collateral (including as a result of the exercise of remedies hereunder) shall be deposited in the Collection Account for distribution in accordance with Section 3.02.

         SECTION 5.08. Stamp and Other Similar Taxes. The Issuer agrees to indemnify and hold harmless the Collateral Trustee and each Secured Party from any present or future claim for liability for any stamp or any other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement or any Collateral. The obligations of the Issuer under this Section 5.08 shall survive the termination of the other provisions of this Agreement.

         SECTION 5.09. Filing Fees, Excise Taxes, Etc. The Issuer agrees to pay or to reimburse the Collateral Trustee for any and all payments made by the Collateral Trustee in respect of all filing, recording and registration fees, excise taxes and other similar imposts which may be payable or determined to be payable by the Collateral Trustee in respect of the execution and delivery of this Agreement. The obligations of the Issuer under this Section 5.09 shall survive the termination of the other provisions of this Agreement.

         SECTION 5.10. Indemnification. The Issuer agrees to pay, indemnify, and hold the Collateral Trustee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses (including, without limitation, the reasonable fees of counsel) or disbursements of any kind or nature whatsoever with respect to the enforcement of this Agreement, unless arising from the gross negligence or willful misconduct of the Collateral Trustee (including, without limitation, indemnification of the Collateral Trustee for liabilities for the net amount of taxes (after taking account of any deduction, credit or other tax reduction or benefit available by reason of the imposition of any such tax) in any jurisdiction in which the Collateral Trustee would not otherwise be subject to tax except by reason of its acting hereunder (directly or through agents, separate trustees or co-trustees)). The agreements in this Section 5.10 shall survive the termination of the other provisions of this Agreement.

         SECTION 5.11. Deficiency. If the proceeds of the Collateral are insufficient to cover the costs and expenses hereunder and the payment in full of the Secured Obligations, the Issuer shall remain liable for any deficiency.

         SECTION 5.12. Removals, Etc. Without at least 30 days prior written notice to the Collateral Trustee and the taking of any such action as shall be requested by the Collateral Trustee to maintain the perfection of the security interests granted under this Agreement, the Issuer shall not (i) maintain its chief executive office at any place other than at the following address: 180 Maiden Lane, New York, New York or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

         SECTION 5.13. Termination. (a) When all SENS Secured Obligations shall have been paid in full and the Indenture Trustee shall have delivered a written notice to such effect to the Collateral Trustee, this Agreement shall terminate as to the Indenture and, subject to Section 3.05(b), the Collateral Trustee shall forthwith cease to hold the Collateral for the benefit of the Noteholders.

         (b) When all Credit Facility Secured Obligations shall have been paid in full, the commitments under the Credit Facility Agreement shall have been terminated and the Administrative Agent shall have delivered a written notice to such effect to the Collateral Trustee, this Agreement shall terminate as to the Credit Facility Agreement and, subject to Section 3.05(b), the Collateral Trustee shall forthwith cease to hold the Collateral for the benefit of the Credit Facility Lenders and the Credit Facility Agents.

         (c) When any Additional Secured Obligations shall have been paid in full and the holders of such Additional Secured Obligations (or an authorized representative of such holders) shall have delivered a written notice to such affect to the Collateral Trustee, this Agreement shall terminate as to such Additional Secured Obligations and, subject to Section 3.05(b), the Collateral Trustee shall forthwith cease to hold the Collateral for the benefit of the holders of such Additional Secured Obligations.

         SECTION 5.14. Further Assurances. (a) The Issuer agrees that now or at any time in the future, on being required to do so by the Collateral Trustee, the Issuer will do or procure the doing of all such acts and/or execute and deliver, or procure the execution and delivery of such further documents(including without limitation the filing of Uniform Commercial Code continuation statements) in a form satisfactory to the Collateral Trustee, and do such other acts and things as the Collateral Trustee may reasonably request in order fully to effect the purposes of this Agreement and secure to the Collateral Trustee the full benefit of the rights, powers and remedies conferred upon the Collateral Trustee in this Agreement.

         (b) Unless the Collateral Trustee shall have received a Notice of Default, the Collateral Trustee, the Credit Facility Lenders, the Administrative Agent, the Indenture Trustee and holders of any Additional Secured Obligations shall execute such documents and take such action and do such things as may be necessary or convenient to enable the Issuer, as grantor of the security interest in the Export Contracts and the Export Receivables, to exercise the rights retained by it in the Export Contracts and the Export Receivables, and no Noteholder, Credit Facility Lender or holder of an Additional Secured Obligations shall take any action that would unreasonably interfere with actions in respect of the Export Contracts or the Export Receivables by the Issuer.


                                    ARTICLE 6

                           INTERCREDITOR ARRANGEMENTS

         SECTION 6.01. Limitations Concerning Collateral. Notwithstanding anything to the contrary herein, the Required Secured Parties shall not(and shall not direct the Collateral Trustee to) effect any Realization Event with respect to the Collateral or direct the Collections to an account other than the Collection Account unless (a) any Secured Obligations shall have been declared due and payable prior to the stated maturity thereof in accordance with the relevant Secured Instrument (an "Acceleration Event") or (b) there shall have occurred and be continuing an event of default with respect to a Secured Obligation resulting from (i) a failure to make a payment of principal or interest and such event of default shall remain unremedied for a period of at least 5 days (a "Payment Event of Default") or (ii) any event or proceeding of the type described in Section 9(f) of the Credit Facility Agreement (a "Bankruptcy Event of Default"). Following any Acceleration Event, Payment Event of Default or Bankruptcy Event of Default, the Collateral Trustee shall effect any Realization Event with respect to the Collateral or direct the Collections to an account other than the Collection Account only upon the written instructions of the Required Secured Parties.

         SECTION 6.02. Exercise of Powers; Instructions of Required Secured Parties. Subject to the provisions of Section 6.01 hereof, the Required Secured Parties shall have the right, by one or more instruments in writing executed and delivered to the Collateral

Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Trustee, or of exercising any trust or power conferred on the Collateral Trustee, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Agreement; provided that (i) such direction shall not conflict with the provisions of law or of this Agreement and (ii) the Collateral Trustee shall be adequately secured and indemnified as provided in Section 7 hereof. In the absence of such direction or indemnification, the Collateral Trustee shall have no duty to take or refrain from taking any action unless explicitly required herein. Nothing contained in this Agreement shall limit the right of any Secured Party to require the Collateral Trustee to comply with the terms of the Agreement.

         SECTION 6.03. Subordination. (a) So long as any SENS Secured Obligations, Credit Facility Secured Obligations or Additional Secured Obligations have not been indefeasibly paid in full or any Senior Secured Instrument remains in effect, whether or not any event or proceeding of the type described in Section 9(f) of the Credit Facility Agreement shall have been commenced by or against the Issuer, (i) no Subordinated Creditor will (A) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral or (B) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or
(C) contest, protest or object to any foreclosure proceeding or action brought by any Senior Creditor or the exercise of any rights and remedies under any Senior Secured Instruments or (D) make any filing or take any other action to perfect a security interest in any Collateral; and (ii) the Senior Creditors shall have the exclusive right to enforce and to direct the enforcement of rights and exercise remedies with respect to the Collateral in accordance with this Agreement.

         (b) In exercising rights and remedies with respect to the Collateral, the Senior Creditors may enforce the provisions of this Agreement and exercise remedies hereunder, all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction.

         (c) The Senior Creditors' rights with respect to the Collateral include the right to release any or all of the Collateral from the security interest created pursuant to this Agreement, notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Senior Secured Obligations or Subordinated Secured Obligations. If the Senior Creditors shall determine, in connection with any sale of Collateral, that the release of the lien of any Subordinated Secured Instrument on such Collateral in connection with such sale is necessary or advisable, the Subordinated

Creditors shall execute such release documents and instruments and shall take such further actions as the Collateral Trustee or the Senior Creditors shall request. Each Subordinated Creditor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent of the Collateral Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or in the Collateral Trustee's own name, from time to time in the Collateral Trustee's discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release. Each Subordinated Creditor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph. Any release (other than a release in connection with the payment in full of the Senior Secured Obligations that is not made from the Proceeds of any Collateral) of Collateral by the Senior Creditors shall be binding on the holders of Subordinated Secured Obligations, and the holders of such obligations shall have no rights with respect to any such released Collateral.

                                    ARTICLE 7

                             THE COLLATERAL TRUSTEE

         SECTION 7.01. Acceptance of Trust. The Collateral Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof. The Collateral Trustee acknowledges that it shall hold the Instruments and any other type of "possessory" Collateral for the benefit of itself and for the benefit of the Secured Parties and the Issuer.

         SECTION 7.02. Exculpatory Provisions. (a) The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Issuer. The Collateral Trustee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Issuer thereto or as to the security or perfection afforded by this Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, or the Secured Obligations, and the Collateral Trustee shall incur no liability or responsibility in respect of any such matters. The Collateral Trustee shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that if the Collateral Trustee takes possession of any Collateral, the Collateral Trustee shall use the care accorded its own assets in the preservation of the Collateral in its possession.

         (b) The Collateral Trustee shall not be required to ascertain or inquire as to the performance by the Issuer of any of the covenants or agreements contained herein or in any Secured Instrument.

         (c) The Collateral Trustee shall be under no obligation or duty to take any action under this Agreement if taking such action (i) would subject the Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Trustee to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Trustee receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification or failure to be so qualified, in each case as results solely from the taking of such action under this Agreement.

         (d) Notwithstanding any other provision of this Agreement (other than those relating to the care of the Collateral in its possession), the Collateral Trustee shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement except for its own gross negligence or willful misconduct.

         (e) The Collateral Trustee shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Trustee hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, the Issuer as if it were not the Collateral Trustee.

         SECTION 7.03. Delegation of Duties. The Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. The Collateral Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Collateral Trustee may enter into agreements with such agents or attorneys-in-fact in such form as it may deem necessary or advisable, and shall be entitled to amend, modify, or waive the provisions of such agreements from time to time.

         SECTION 7.04. Reliance by Collateral Trustee. (a) Whenever in the administration of this Agreement, the Collateral Trustee shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Trustee taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of the

Issuer delivered to the Collateral Trustee, and such certificate shall be full warrant to the Collateral Trustee for any action taken, suffered or omitted in reliance thereon.

         (b) The Collateral Trustee may consult with counsel and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction.

         (c) The Collateral Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, facsimiles and telexes, to have been sent by the proper party or parties. The Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Agreement.

         (d) The Collateral Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Trustee by this Agreement, at the request or direction of the Required Secured Parties pursuant to this Agreement or otherwise, unless the Collateral Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

         SECTION 7.05. Limitations on Duties of Collateral Trustee. (a) Unless a Notice of Default is in effect, the Collateral Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Collateral Trustee. If and so long as a Notice of Default is in effect and subject to the provisions of Article 6 hereof, the Collateral Trustee shall exercise the rights and powers vested in it by this Agreement, and shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the direction of the Required Secured Parties pursuant to Article 6 hereof.

         (b) Except as herein otherwise expressly provided, the Collateral Trustee shall not be under any obligation to take any action which is discretionary with the Collateral Trustee under the provisions hereof except upon the written request of the Required Secured Parties pursuant to Article 6 hereof.

         (c) No provision of this Agreement shall be deemed to impose any duty or obligation on the Collateral Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Trustee in such jurisdiction or imposes a tax on the Collateral Trustee by reason thereof.

         SECTION 7.06. Moneys to Be Held in Trust. All moneys received by the Collateral Trustee under or pursuant to any provision of this Agreement (except for its own fees) shall be held in trust for the purposes for which they were paid or are held.

         SECTION 7.07. Resignation and Removal of the Collateral Trustee. (a) The Collateral Trustee may at any time, by giving written notice to the Issuer, the Administrative Agent and the Indenture Trustee and the authorized representative of the holders of Qualified Additional Secured Obligations, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Trustee, (ii) the acceptance of such appointment by such successor Collateral Trustee, and (iii) the approval of such successor Collateral Trustee evidenced by one or more instruments signed by the Issuer, the Administrative Agent and the Indenture Trustee and the authorized representative of the holders of Qualified Additional Secured Obligations (which approval shall not be unreasonably withheld). If no successor Collateral Trustee shall be appointed and shall have accepted such appointment within 90 days after the Collateral Trustee gives the aforesaid notice of resignation, the Collateral Trustee, the Issuer, the Indenture Trustee, the Administrative Agent, any authorized representative of the holders of Qualified Additional Secured Obligation or any Secured Party may apply to any court of competent jurisdiction to appoint a successor Collateral Trustee, to act until such time, if any, as a successor Collateral Trustee shall have been appointed as provided in this Section 7.07. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Trustee. The Administrative Agent and the Indenture Trustee may, at any time with the prior approval of the Issuer, which approval shall not be unreasonably withheld, remove the Collateral Trustee and appoint a successor Collateral Trustee, such removal to be effective upon the acceptance of such appointment by the successor. The Issuer may, at any time with the prior approval of (i) the Administrative Agent (if any Credit Facility Secured Obligations remain outstanding), (ii) the Indenture Trustee (if any SENS Secured Obligations are outstanding) and (iii) the agent or trustee, if any, for the holders of any Additional Secured Obligations (if any Qualified Additional Secured Obligations are outstanding), in each case such approval not to be unreasonably withheld, remove the Collateral Trustee and appoint a successor Collateral Trustee, such removal to be effective upon the acceptance of such appointment by the successor. Any Collateral Trustee shall be entitled to any rights of indemnification provided for herein to the extent incurred or arising, or relating to events occurring, before such resignation or removal becomes effective. Notwithstanding anything to the contrary in this Section 7.07, the Administrative Agent, the Indenture Trustee or the authorized representative of the holders of Qualified Additional Secured Obligations shall not be entitled to any rights under this Section 7.07 if the aggregate outstanding principal amount of the Senior Secured Obligations of the Secured Parties represented by such party constitutes less than 10% of the aggregate principal outstanding amount of all Senior Secured Obligations.

         (b) If at any time the Collateral Trustee shall be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Trustee for any other cause, a successor Collateral Trustee may be appointed by the Administrative Agent, the Indenture Trustee, the authorized representative of the holders of Additional Secured Obligations or the Issuer (in each case with the consent of the Administrative Agent, the Indenture Trustee, such authorized representative and the Issuer, such consent not to be unreasonably withheld). In either case, the powers, duties, authority and title of the predecessor Collateral Trustee shall be terminated and canceled without procuring the resignation of such predecessor and without any other formality (except as may be required by applicable law) other than appointment and designation of a successor in writing duly acknowledged and delivered to the predecessor and the Issuer.

         (c) Any such appointment and designation of a successor Collateral Trustee shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but the predecessor Collateral Trustee shall, nevertheless, on the written request of the Administrative Agent, the Indenture Trustee, the authorized representative of the holders of Additional Secured Obligations, the Issuer, or the successor, subject to the payment in full of all of the predecessive Collateral Trustee's unpaid fees and expenses payable hereunder, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and shall deliver all Collateral held or subsequently received by it or its agents to such successor. Should any deed, conveyance or other instrument in writing from the Issuer be required by any successor Collateral Trustee solely for the purpose of more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Collateral Trustee, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by the Issuer. If the Issuer shall not have executed and delivered any such deed, conveyance or other instrument within 10 Business Days after it received a written request from the successor Collateral Trustee to do so, or if a Notice of Default is in effect, the predecessor Collateral Trustee may execute the same on behalf of the Issuer. The Issuer hereby appoints any predecessor Collateral Trustee, as its agent and attorney to act for it as provided in the next preceding sentence.

         SECTION 7.08. Status of Successor Collateral Trustee. Every successor Collateral Trustee appointed pursuant to Section 7.07 shall be a bank or trust company in good standing and having power to act as Collateral Trustee hereunder, incorporated under the laws of (or having a branch located within) the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $500,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

         SECTION 7.09. Merger of the Collateral Trustee. Any corporation into which the Collateral Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Trustee shall be a party, shall be Collateral Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

         SECTION 7.10. Treatment of Payee or Indorsee by Collateral Trustee; Representatives of Secured Parties. (a) The Collateral Trustee may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

         (b) Any Person (other than the Administrative Agent or the Indenture Trustee), which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement or the Collateral shall present to the Collateral Trustee such documents, including, without limitation, opinions of counsel, as the Collateral Trustee may reasonably require, in order to demonstrate to the Collateral Trustee the authority of such Person to act as the representative of such Secured Parties. The authority of the Administrative Agent, the Collateral Agent and the Indenture Trustee shall be demonstrated by the Credit Facility Agreement and the Indenture.

         SECTION 7.11. Reports by Collateral Trustee. (a) On or before the tenth day of each calendar month immediately following any month in which the Collateral Trustee receives Acknowledgments, the Collateral Trustee shall provide each of the Issuer and the Trustee with a written statement listing the Acknowledgments received by the Collateral Trustee during the immediately preceding calendar month.

         (b) The Collateral Trustee shall notify the Issuer and the Trustee within five Business Days after the end of each calendar month of the aggregate amount deposited in the Collection Account during such calendar month and of all amounts distributed from the Collection Account during such calendar month.

                                    ARTICLE 8

                                  MISCELLANEOUS

         SECTION 8.01. No Waiver. No failure on the part of the Collateral Trustee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall impair any right, remedy or power or operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Trustee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any other remedies provided hereunder or under the Indenture or the Credit Facility Agreement or any other Secured Instrument, or now or hereafter given by statute, law, equity or otherwise. If the Collateral Trustee shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Trustee, then the Issuer, the Collateral Trustee and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the Collateral Trustee shall continue as though no such proceeding had been taken.

         SECTION 8.02. Notices. All notices, requests, demands, directions or other communications to or upon the respective parties hereto shall be in writing and shall be given or made by telecopy, first-class mail or hand delivery as follows:

         If to the Issuer:        Southern Peru Limited
                                  180 Maiden Lane
                                  New York, New York 10038
                                  Telecopier No.: 212-510-1990
                                  Attention: Treasurer

         With copy to:            E. Waide Warner, Jr., Esq.
                                  Davis Polk & Wardwell
                                  450 Lexington Avenue
                                  New York, New York 10017
                                  Telecopier No.: 212-450-4800

         If to the Collateral Trustee:     Deutsche Bank AG,
                                           New York Branch
                                           31 West 52nd Street, 9th Floor
                                           New York, New York 10019
                                           Telecopier No.: 212-469-8979
                                           Attention: Corporate Agency Services,
                                                      James R. Lewis

or at such other address or telecopier number as may be designated by either party in a notice to the other party. All such notices or other communications shall be deemed to have been duly given when transmitted by telex or telecopier, personally delivered by hand or, in the case of a mailed notice, upon receipt thereof, in each case given or addressed as aforesaid.

         SECTION 8.03. Expenses. The Issuer covenants and agrees to pay or reimburse the Collateral Trustee for all documented expenses, disbursements and advances reasonably incurred or made by or on behalf of the Collateral Trustee in accordance with any of the provisions of this Agreement (including, without limitation, the fees, documented expenses and disbursements reasonably incurred by its counsel) in connection with (i) any enforcement or collection proceeding conducted in accordance with Article 6 hereof, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Trustee of any obligations of the Issuer in respect of the Collateral that the Issuer has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Trustee in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings and (ii) the enforcement of this Section 8.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant this Agreement. However, any such expense, disbursement or advance arising from the Collateral Trustee's gross negligence or wilful misconduct shall not be reimbursed. The provisions of this Section
8.03 shall survive the termination of this Agreement.

         SECTION 8.04. Amendments, Etc. Except as provided under Section 3.03 with respect to supplemental agreements hereto, (a) the terms of this Agreement may from time to time and at any time be altered or amended by an instrument in writing duly executed by the Issuer and the Collateral Trustee, without the consent of any other Secured Party other than the consent of the Collateral Agent (such consent not to be unreasonably withheld) (1) in order to comply with the requirements of (i) the Trust

Indenture Act as then in effect or (ii) any Rating Agency that is rating the first Series of SENS (prior to the issuance thereof) and (2) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising hereunder and (b) the terms of this Agreement may from time to time and at any time, be waived, altered or amended only by an instrument in writing duly executed by the Issuer, the Collateral Trustee and the holders of at least 51% of the principal amount of the Senior Secured Obligations then outstanding; provided in each case that no such waiver, alteration or amendment shall adversely affect the rights or benefits afforded by this Agreement (i) with respect to the holders of any Series of SENS without the written consent of the requisite percentages of Noteholders as provided in the Indenture, (ii) with respect to the Credit Facility Lenders, without the written consent of the requisite percentages of Credit Facility Lenders as provided in the Credit Facility Agreement or (iii) with respect to the holders of Additional Secured Obligations, the requisite percentages of holders of any Additional Secured Obligations as provided in the Senior Secured Instrument under which such Additional Secured Obligations were issued. Any such amendment or waiver shall be binding upon the Collateral Trustee, each Secured Party and the Issuer.

         SECTION 8.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Issuer, the Collateral Trustee and each holder of any of the Secured Obligations; provided, however, that the Issuer shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Trustee, the requisite percentages of Noteholders as provided in the Indenture, the requisite percentages of Credit Facility Lenders as provided in the Credit Facility Agreement and the requisite percentages of holders of any Additional Secured Obligations as provided in the Senior Secured Instrument under which such Additional Secured Obligations were issued.

         SECTION 8.06. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         SECTION 8.07. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original and such counterparts taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

         SECTION 8.08. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         SECTION 8.09. Agents and Attorneys-in-Fact. The Collateral Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it pursuant to the exercise of reasonable care.

         SECTION 8.10. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Trustee in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         SECTION 8.11. Jurisdiction and Process. THE ISSUER AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE ISSUER, FOR BREACH HEREOF OR THEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY OR ON BEHALF OF THE COLLATERAL TRUSTEE AND THE ISSUER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. IN ADDITION (A), THE ISSUER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (B) THE ISSUER AND THE COLLATERAL TRUSTEE HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 8.12. Secured Parties Bound. Each Secured Party or its representative (which, in the case of any Series of SENS, shall be the Indenture Trustee and, in the case of the Credit Facility Lenders, shall be the Administrative Agent under the Credit Facility Agreement) shall execute and deliver an acknowledgment substantially in the form of Exhibit 8.12 hereto and, upon execution and delivery of such acknowledgment to the Collateral Trustee, such Secured Party shall be entitled to the benefits of this Agreement whether or not such acknowledgment is acknowledged by the Collateral Trustee.

         SECTION 8.13. Effectiveness. This Agreement shall become effective upon
(i) receipt by the Collateral Trustee of written consent to the provisions hereof by the Required Lenders and (ii) (a) receipt by the Collateral Trustee of written consent to the provisions hereof by 51% of the outstanding principal amount of the first Series of SENS or (b) the consummation of the exchange of notes of the first Series of SENS for new notes in accordance with the provisions of the Registration Rights Agreement dated as of May 30, 1997 entered into in connection with the offering of the first Series of SENS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       SOUTHERN PERU LIMITED
                                          as Issuer

                                       By: _____________________________________
                                             Title:

                                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                                          as Collateral Trustee


                                       By: _____________________________________
                                             Title:


                                       By: _____________________________________
                                             Title:

                                                                    Exhibit 2.02

                           Excluded Export Receivables





(1) Contract No. SCR-SPC-014-94 dated as of January 1, 1994 between Mitsui & Co. Ltd. and SP Limited, as modified for contract year 1997 by Addendum No. 25, dated November 8, 1996, covering 6,000 metric tons (6,614 short tons) of Ilo cathodes and as modified for contract year 1997 by Addendum No. 26, (Contract No. SCS-SPC-001-96) dated November 18, 1996, covering 18,000 metric tons (19,841 short tons) of SX/EW cathodes.

(2) Contract No. SCR-SPC-002-97, dated December 9, 1996, between ASARCO Incorporated and SP Limited covering 7,200 metric tons (7,937 short tons) of Ilo cathodes.

                                                                   Exhibit 3.01A


                          [FORM OF NOTICE TO CUSTOMERS]



                                     [Date]



[Name of Customer]
[Address]


Dear Sirs:

         Reference is made to Contract No. _____, made as of ______________, 1997, between you and Southern Peru Limited (the "Initial Contract").

         This is to notify you that, in connection with certain of its financing arrangements, Southern Peru Limited has granted a security interest in all of its rights, title and interest under the Initial Contract and any contracts entered into in the future relating to the sale of copper by Southern Peru Limited to you (such future contracts, together with the Initial Contract, the "Contracts"), any receivables arising from the Contracts and all proceeds of the Contracts and the receivables in favor of Deutsche Bank AG, New York Branch, as Collateral Trustee (the "Collateral Trustee") for the several banks, other financial institutions and certain other parties from time to time extending credit to Southern Peru Limited.

         In connection with the granting of the security interest, Southern Peru has undertaken to instruct its customers to make payments to a bank account maintained by the Collateral Trustee and acknowledge the security arrangements. Accordingly, we hereby instruct you (i) to make payment of all sums payable by you under the Contracts and the receivables directly to the Collateral Trustee at [insert current payment instructions] and (ii) to execute and deliver to the Collateral Trustee (with a copy to Southern Peru Limited) the attached Consent, Acknowledgment and Agreement.

         Please do not hesitate to contact _____________ at _________ if you have any questions concerning this request.

                                                 Very truly yours,

                                                 SOUTHERN PERU LIMITED


                                                 By: ___________________________
                                                     Name:
                                                     Title:

            [FORM OF NOTICE TO BE INCLUDED IN TEXT OF SPOT CONTRACTS]


         __. NOTICE OF SECURITY INTEREST.
         Southern Peru hereby notifies you that, in connection with certain of its financing arrangements, Southern Peru has granted a security interest in all of its rights, title and interest under this agreement and any receivables arising from this agreement in favor of Deutsche Bank AG, New York Branch, as Collateral Trustee (the "Collateral Trustee") for the several banks, financial institutions and certain other parties from time to time extending credit to Southern Peru. In connection with the granting of such security interest we hereby instruct you to make all payments hereunder directly to the Collateral Trustee at [insert current payment instructions].

                                                                   Exhibit 3.01B


                  Form of Consent, Acknowledgment and Agreement



To:      Deutsche Bank AG, New York Branch
         as Assignee, as referred to below
         31 West 52nd Street
         New York, New York 10019

         The undersigned (the "Purchaser") hereby refers to Contract No. _________ dated _________, between the Purchaser and Southern Peru Limited (the "Assignor") (as it may thereafter be amended, supplemented and otherwise modified from time to time and in effect, the "Initial Contract"; the Initial Contract, together with any other contract entered into in the future relating to the sale of copper by the Assignor, Southern Peru Copper Corporation or any direct or indirect subsidiary of either (each, together with its successors and assigns, an "Assignor Party") to the Purchaser, shall be referred to herein as the "Contracts"). The Purchaser hereby agrees and undertakes as follows:

         SECTION 1. Consent, Acknowledgment and Agreement. The Purchaser hereby acknowledges and consents in all respects to the assignment by any Assignor Party to Deutsche Bank AG, New York Branch (the "Assignee"), as collateral trustee for the several banks, other financial institutions and certain other parties from time to time extending credit to the Assignor (the "Lenders"), of all the rights, title and interests of such Assignor Party under the Contracts, any receivables arising from the Contracts and all proceeds of the Contracts and the receivables, and agrees irrevocably for the benefit of the Lenders and the Assignee to make payment of all sums payable by the Purchaser under the Contracts and the receivables directly to account number 64 0000610 maintained by the Assignee at its office at 31 West 52nd Street, New York, New York 10019 (ABA No. 026-003-780) unless and until it has received notice from the Assignee that such payments are no longer required to be made to such account. The Purchaser also confirms that it has not, pursuant to any other notice of sale or assignment of the Contracts or receivables arising thereunder, agreed to make payments to any third party with respect to such Contracts or the receivables arising thereunder.

         SECTION 2. Rights and Obligations of the Purchaser. Neither this Consent, Acknowledgment and Agreement nor the exercise by the Assignee or the Lenders of any rights it or they may have against any Assignor Party shall cause the Purchaser to become subject to any obligations or liabilities of any Assignor Party to the Assignee or the

Lenders. Except as otherwise set forth herein, this Consent, Acknowledgment and Agreement shall not subject the Purchaser to any liability to which it would not otherwise be subjected, nor shall this Consent, Acknowledgment and Agreement modify in any respect the Purchaser's rights against any Assignor Party.

         SECTION 3. Governing Law. THIS CONSENT, ACKNOWLEDGMENT AND AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned Purchaser has executed this Consent, Acknowledgment and Agreement as of ______________.


                                            [PURCHASER]



                                            By____________________________
                                               Title:

                                            Address:______________________

                                                    ______________________

                                                    ______________________
                                            Telephone:____________________
                                            Facsimile:____________________

                  Re: Southern Peru Limited Collection Account

Dear Sirs:

         In connection with the recent Consent, Acknowledgment and Agreement sent to you by Southern Peru Limited relating to the assignment of certain contracts, receivables and proceeds by Southern Peru Limited to Deutsche Bank AG, New York Branch, as Assignee, this letter advises you that, pursuant to the enclosed notice from Deutsche Bank, the payment instructions in the Consent, Acknowledgment and Agreement are incomplete. As indicated in the enclosed notice, the complete information is:

                   Deutsche Bank NY
                   ABA #026 003 780
                   A/C #1004 2700 0003
                   Ref: Southern Peru Coll A/C
                          A/C #64 000061D
                   Attn: J. Lewis 469-8504

         We would appreciate your noting this change, and executing and returning this letter to the attention of ________________ by facsimile (fax number: _____________) to indicate your receipt of this notice and agreement with Deutsche Bank to this change.

         Thank you for your assistance.

                                            Sincerely yours,
                                            SOUTHERN PERU LIMITED


                                            By__________________________________

ACKNOWLEDGED AND AGREED


By_____________________________
Name:
Title:

                                                                   Exhibit 3.01C


                  Form of Consent, Acknowledgment and Agreement



To:      Deutsche Bank AG, New York Branch
         as Assignee, as referred to below
         31 West 52nd Street
         New York, New York 10019

         The undersigned (the "Purchaser") hereby refers to Contract No. _________ dated _________, between the Purchaser and Southern Peru Limited (the "Assignor") (as it may thereafter be amended, supplemented and otherwise modified from time to time and in effect, the "Initial Contract"; the Initial Contract, together with any other contract entered into in the future (except as the Purchaser may otherwise be directed in writing by the Collateral Trustee) relating to the sale of copper by the Assignor, Southern Peru Copper Corporation, or any direct or indirect subsidiary of either (each, together with its successors and assigns, an "Assignor Party") to the Purchaser, shall be referred to herein as the "Contracts"). The Purchaser hereby agrees and undertakes as follows:

         SECTION 1. Consent, Acknowledgment and Agreement. The Purchaser hereby acknowledges and consents in all respects to the assignment by any Assignor Party to Deutsche Bank AG, New York Branch (the "Assignee"), as collateral trustee for the several banks, other financial institutions and certain other parties from time to time extending credit to the Assignor (the "Lenders"), of all the rights, title and interests of such Assignor Party under the Contracts, any receivables arising from the Contracts and all proceeds of the Contracts and the receivables, and agrees irrevocably for the benefit of the Lenders and the Assignee to make payment of all sums payable by the Purchaser under the Contracts and the receivables directly to Deutsche Bank NY, ABA # 026 003 780, account number 1004 2700 0003, ref: Southern Peru Coll A/C, account number 64 0000610 unless and until it has received notice from the Assignee that such payments are to be directed to another account or are no longer required to be made. The Purchaser also confirms that it has not, pursuant to any other notice of sale or assignment of the Contracts or receivables arising thereunder, agreed to make payments to any third party with respect to such Contracts or the receivables arising thereunder.

         SECTION 2. Rights and Obligations of the Purchaser. Neither this Consent, Acknowledgment and Agreement nor the exercise by the Assignee or the Lenders of any rights it or they may have against any Assignor Party shall cause the Purchaser to become subject to any obligations or liabilities of any Assignor Party to the Assignee or the Lenders. Except as otherwise set forth herein, this Consent, Acknowledgment and Agreement shall not subject the Purchaser to any liability to which it would not otherwise be subjected, nor shall this Consent, Acknowledgment and Agreement modify in any respect the Purchaser's rights against the Assignor.

         SECTION 3. Governing Law. THIS CONSENT, ACKNOWLEDGMENT AND AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned Purchaser has executed this Consent, Acknowledgment and Agreement as of ______________.


                                            [PURCHASER]



                                            By____________________________
                                               Title:

                                            Address:______________________

                                                    ______________________

                                                    ______________________
                                            Telephone:____________________
                                            Facsimile:____________________

                                                                    EXHIBIT 4.03



                              FINANCING STATEMENTS


       Debtor                        Secured Party                State    Filing Office
       ------                        -------------                -----    -------------

Southern Peru Limited   Deutsche Bank AG, New York Branch, as      NY     New York State
                        Collateral Agent

Southern Peru Limited   Deutsche Bank AG, New York Branch, as      NY     New York County
                        Collateral Agent

Southern Peru Limited   Deutsche Bank AG, New York Branch, as      DL     Delaware State
                        Collateral Agent

Southern Peru Limited   Deutsche Bank AG, New York Branch, as      NY     New York State
                        Collateral Trustee

Southern Peru Limited   Deutsche Bank AG, New York Branch, as      NY     New York County
                        Collateral Trustee

Southern Peru Limited   Deutsche Bank AG, New York Branch, as      DL     Delaware State
                        Collateral Trustee

                                                                    EXHIBIT 8.12

                            [FORM OF ACKNOWLEDGMENT]

                                                                [Date]

Deutsche Bank AG, New York Branch,
 as Collateral Trustee
31 West 52nd Street
New York, New York 10019

Dear Sirs:

              We hereby confirm that we have received a copy of the Amended and Restated Collateral Trust and Security Agreement, dated as of May 30, 1997 (the "Collateral Trust Agreement"), between Southern Peru Limited and Deutsche Bank AG, New York Branch ("Deutsche"), as Collateral Trustee (in such capacity, the "Collateral Trustee") [, as amended pursuant to [describe any amendments]]. We hereby agree that Deutsche (or any successor Collateral Trustee pursuant to the Collateral Trust Agreement) shall act as Collateral Trustee under the Collateral Trust Agreement for the benefit of [describe applicable Secured Parties], among others, and we hereby confirm our agreement to the terms and conditions of the Collateral Trust Agreement.

              This Acknowledgment shall be governed by, and construed in accordance with, the laws of the State of New York.


                                       [NAME OF APPLICABLE SECURED PARTY
                                       OR DULY AUTHORIZED REPRESENTATIVE]


                                       By:______________________________
                                          Title:
ACKNOWLEDGED

DEUTSCHE BANK AG, NEW YORK BRANCH,
   as Collateral Trustee

By:______________________________
   Title:

By:______________________________
   Title: